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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-03224 and No. 333-45415) and Form S-8 (No. 33-49017 and No. 33-98210) of AXA Financial, Inc. of our reports dated February 1, 2000 relating to the financial statements and financial statement schedules, which appear on pages F-1 and F-47, respectively, of AXA Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

New York, New York
July 24, 2000